UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2015

Plymouth Industrial REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-173048	27-5466153
(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 340-3814
(Registrant’s Telephone Number, Including Area Code)

Plymouth Industrial REIT, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on July 15, 2015, there were 1,327,859 common shares entitled to be voted; 888,070 shares were voted in person or by proxy. The stockholders voted on the following matters at the Annual Meeting:

1.	Election for director nominees to hold office for a one-year term; and
2.	Ratification of the selection of Marcum LLP as the Company's independent registered public accounting firm for fiscal year 2015.

The results of the stockholder votes are set forth below:

Board of Directors(1)

	Affirmative	Negative	Withheld
1. Jeffrey E. Witherell	454,517	430,819	2,733
2. Pendleton P. White, Jr.	454,517	430,819	2,733
3. Martin Barber	371,820	513,517	2,733
4. Darren R. Bertram	371,820	513,517	2,733
5. Philip S. Cottone	885,337	-0-	2,733
6. Richard J. DeAgazio	885,337	-0-	2,733
7. David G. Gaw	885,337	-0-	2,733
8. Gregory E. Kraut	371,820	513,517	2,733
9. Michael Reiter	371,820	513,517	2,733
10. Richard H. Ross	371,820	513,517	2,733
11. Paul W. White	371,820	513,517	2,733

There were no broker non-votes and no abstentions with respect to the election of directors.

(1) Having received the affirmative vote of a plurality of the shares of common stock of the Company voted, and having otherwise qualified, each of the nominees has been elected to serve as a Director of the Company in accordance with the Articles of Incorporation and Bylaws of the Company.

Independent Registered Public Accounting Firm — Ratified by a majority of the shares of common stock of the Company voted.

Affirmative	Negative	Abstentions
449,831	430,819	7,419

There were no votes withheld with respect to the ratification of Marcum LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2015

PLYMOUTH INDUSTRIAL REIT, INC.

By:        /s/ Jeffrey E. Witherell

Jeffrey E. Witherell

Chief Executive Officer